UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 17, 2009

CONCUR TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-25137	91-1608052
(Commission File Number)	(IRS Employer Identification No.)

18400 NE Union Hill Road, Redmond, Washington	98052
(Address of Principal Executive Offices)	(Zip Code)

(425) 702-8808

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On February 17, 2009, Concur Technologies, Inc. revised the terms of its 2008 Employee Stock Purchase Plan to be submitted for stockholder approval at its 2009 annual meeting of stockholders scheduled for March 11, 2009, in order to reduce the number of shares of Concur common stock that may be reserved for possible issuance under the plan.

Previously, the plan provided that on October 1 of each year from October 1, 2009 through 2017, the number of shares reserved for issuance under the plan would be increased automatically by a number of shares equal to one percent of the total outstanding shares of Concur common stock as of the immediately preceding September 30 (but in no event more than 500,000 shares per year).

As revised, the plan provides that on October 1 of each year from October 1, 2009 through 2016, the number of shares reserved for issuance under the plan will be increased automatically by a number of shares equal to one percent of the total outstanding shares of Concur common stock as of the immediately preceding September 30 (but in no event more than 500,000 shares per year).

The plan was not revised in any other respect.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONCUR TECHNOLOGIES, INC.

Date: February 18, 2009	By:	/s/ Kyle R. Sugamele
Kyle R. Sugamele, Chief Legal Officer (duly authorized officer)

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